UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

INVESTORS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 924-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2012, Investors Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders.

The following proposals were submitted by the Board of Directors to a vote of security holders and the final result of the voting on each proposal is noted below.

Proposal 1: Election of Directors.

Directors	Votes For	Votes Withhold	Broker Non Votes

Terms Expiring at the 2015 Meeting:
Robert M. Cashill	83,455,328	18,950,253	5,204,310
Brian D. Dittenhafer	94,083,435	8,322,146	5,204,310
Kevin Cummings	84,538,271	17,867,310	5,204,310

Proposal 2: An advisory (non-binding) vote to approve the compensation paid to our named executive officers.

Votes For	Votes Against	Abstain	Broker Non Votes

97,217,670	4,775,899	412,012	5,204,310

Proposal 3: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012.

Votes For	Votes Against	Abstain	Broker Non Votes

106,657,896	725,629	226,366	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: May 23, 2012	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and
Chief Financial Officer